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                                                                      EXHIBIT 21
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               Subsidiaries of TriMedia Entertainment Group, Inc.


Subsidiary Name                 State of Organization
---------------                 ---------------------
Ruffnation Music, Inc.          Pennsylvania
Metropolitan Recording Inc.     Pennsylvania
Ruffnation Films LLC            Pennsylvania
Snipes Productions, LLC         Pennsylvania




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